                                                                    EXHIBIT 8.1
</R

                         SUTHERLAND, ASBILL & BRENNAN



TEL: (404) 853-8000       999 PEACHTREE STREET, N.E.                   ATLANTA

FAX: (404) 853-8806      ATLANTA, GEORGIA 30309-3996                   AUSTIN
                                                                       NEW YORK
                                                                      WASHINGTON





                              October 19, 1995




Board of Directors                                 Board of Directors
First Financial Management Corporation             Employee Benefit Plans, Inc.
5660 New Northside Dr., Suite 1400                 435 Ford Road
Atlanta, Georgia 30328                             Minneapolis, MN 55426


Members of the Boards:

                 We have acted as counsel to First Financial Management Corporation ("First Financial") in connection with the proposed merger (the "Merger") of Gemini Acquisition Corp. ("Sub"), a wholly owned subsidiary of First Financial, into Employee Benefit Plans, Inc. ("EBP"). The Merger will be effected pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") among First Financial, Sub and EBP, dated as of May 12, 1995.
Section 6.1(e) of the Merger Agreement provides that the receipt of this opinion is a condition to the obligation of First Financial and EBP to effect the Merger. The capitalized terms which are used in this opinion but not otherwise defined herein have the same meaning in this opinion as in the Merger Agreement.

                 In issuing our opinion, we have reviewed the Merger Agreement, the Proxy Statement and Prospectus included in the registration statement (the "Registration Statement"), on Form S-4, filed by First Financial with the Securities and Exchange Commission on September 19, 1995, and such other documents as we have deemed appropriate. Our opinion is based upon our understanding that the facts, assumptions and representations set forth in this letter are true and correct as of the present time and will be true and correct as of the Effective Time of the Merger.

                 EBP is a Delaware corporation which provides, through its subsidiaries, managed health care products and services. EBP has a single class of voting common stock ("EBP Common Stock") outstanding.

                 First Financial is a Georgia corporation engaged in the business of providing a variety of information services. First Financial has a single class of voting common stock ("First Financial Common Stock") outstanding.

                 Sub is a Delaware corporation formed by First Financial solely for purposes of consummating the transactions contemplated by the Merger Agreement. Sub has no assets or business and has not carried on any activities other than incident to its

Board of Directors
First Financial Management Corporation
Employee Benefit Plans, Inc.
October 19, 1995
Page 2



formation and in connection with the transactions contemplated by the Merger Agreement.

                 The boards of directors of EBP and First Financial have determined that the Merger is in the respective best interests of the corporations and their shareholders.

                 The Merger will be effected in accordance with the Delaware General Corporation Law. In the Merger, Sub will be merged into EBP at the Effective Time, and EBP will continue as the Surviving Corporation and a wholly owned subsidiary of First Financial. The Merger Agreement provides that each share of EBP Common Stock issued and outstanding at the Effective Time will be converted into the right to receive 0.1975 of a share of First Financial Common Stock (except for any shares of EBP Common Stock held in the treasury of EBP or by First Financial or its EBP subsidiaries, which will be cancelled). Cash will be paid in lieu of fractional shares of First Financial Common Stock. The holders of shares of EBP Common Stock are not entitled to appraisal rights in connection with the Merger. Each outstanding share of common stock of Sub will be converted in the Merger into one share of common stock of the Surviving Corporation.

                 Neither First Financial, EBP nor Sub is an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code. EBP is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                 On June 12, 1995, First Financial and First Data Corporation ("First Data") entered into an Agreement and Plan of Merger, pursuant to which a wholly-owned subsidiary of First Data would merge with and into First Financial (the "First Data Merger"), so that First Financial would become a wholly owned subsidiary of First Data. In the First Data Merger, each share of First Financial Common Stock, including any such shares acquired by EBP stockholders pursuant to the Merger Agreement, would be converted into 1.5859 shares of voting common stock of First Data. The First Data Merger is subject to a number of conditions. The opinions set forth in this letter are based on the assumption that, if the First Data Merger occurs, it will become effective after the Merger has been consummated.

                 The following representations have been made to us in connection with the proposed transaction:

Board of Directors
First Financial Management Corporation
Employee Benefit Plans, Inc.
October 19, 1995
Page 3



                 (a) To the best of the knowledge of the executive officers of EBP, there is no plan or intention by the holders of EBP Common Stock to sell, exchange, or otherwise dispose of a number of shares of First Financial Common Stock received in the Merger that would reduce the ownership of First Financial Common Stock by the holders of EBP Common Stock to a number of shares of First Financial Common Stock having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding EBP Common Stock as of the same date. For purposes of this representation, shares of EBP Common Stock exchanged for cash in lieu of fractional shares of First Financial Common Stock will be treated as outstanding on the date of the Merger. Moreover, shares of EBP Common Stock and shares of First Financial Common Stock held by holders of EBP Common Stock and otherwise sold, redeemed or disposed of prior to or subsequent to the Merger will be considered in making this representation.

                 (b) Following the Merger, EBP will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets, and at least 90 percent of the fair market value of Sub's net assets and at least 70 percent of the fair market value of Sub's gross assets held immediately prior to the Merger. For purposes of this representation, EBP assets used to pay its Merger expenses, and all redemptions and distributions (except for regular, normal dividends) made by EBP immediately preceding the Merger, will be included as assets of EBP held immediately prior to the Merger.

                 (c) Sub will have no liabilities assumed by EBP, and will not transfer to EBP any assets subject to liabilities.

                 (d) First Financial has no plan or intention to liquidate EBP; to merge EBP with or into another corporation; to sell or otherwise dispose of the stock of EBP except for transfers of stock to corporations controlled by First Financial within the meaning of Section 368(a)(2)(C) of the Code; or to cause EBP to sell or otherwise dispose of any of its assets or any of the assets acquired from Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by EBP.

                 (e) Following the Merger, EBP will continue its historic business or use a significant portion of its historic business assets in a business.

                 (f) Following the Merger, EBP will not issue additional shares of its stock that would result in First Financial losing control of EBP.

Board of Directors
First Financial Management Corporation
Employee Benefit Plans, Inc.
October 19, 1995
Page 4



                 (g) First Financial has no plan or intention to reacquire any of its stock issued in the Merger.

                 (h) There is no intercorporate indebtedness existing between First Financial and EBP or between Sub and EBP that was issued, acquired or will be settled at a discount.

                 (i) None of the compensation received by any shareholder-employee of EBP following the Merger will be separate consideration for, or allocable to, any of his shares of EBP Common Stock, and none of the shares of First Financial Common Stock received by any shareholder-employee of EBP in the Merger will be separate consideration for, or allocable to, any employment agreement.

                 (j) The payment of cash in lieu of fractional shares of First Financial Common Stock is solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares and does not represent separately bargained-for consideration.

                 (k) First Financial, Sub, EBP and the stockholders of EBP will pay their respective expenses, if any, incurred in connection with the Merger, except as provided in Section 5.5 of the Merger Agreement.

                 (l) In the Merger, shares of EBP Common Stock representing control of EBP, as defined in Section 368(c)(1) of the Code, will be exchanged solely for voting First Financial Common Stock (except for cash received in lieu of fractional shares First Financial Common Stock).

                 On the basis of the terms of the Merger Agreement and the above facts and representations, it is our opinion that the Merger will have the following Federal income tax consequences:

                   (i) The Merger will constitute a "reorganization" within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                  (ii) No gain or loss will be recognized by First Financial, EBP or Sub as a result of the Merger.

                 (iii) No gain or loss will be recognized by the stockholders of EBP upon the conversion of their shares of EBP Common Stock into shares of First

Board of Directors
First Financial Management Corporation
Employee Benefit Plans, Inc.
October 19, 1995
Page 5



         Financial Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of First Financial Common Stock.

                  (iv) The aggregate tax basis of the shares of First Financial Common Stock received in exchange for shares of EBP Common Stock pursuant to the Merger (including fractional shares of First Financial Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of EBP Common Stock. Since no fractional shares of First Financial Common Stock will actually be issued in the Merger, the aggregate basis of the First Financial Common Stock actually received by an EBP stockholder will not include that portion of the aggregate basis of the EBP Common Stock exchanged in the Merger which is allocable to shares of EBP Common Stock exchanged for cash in lieu of fractional shares.

                   (v) The holding period for shares of First Financial Common Stock received in exchange for shares of EBP Common Stock pursuant to the Merger will include the holder's holding period for such shares of EBP Common Stock, provided such shares of EBP Common Stock were held as capital assets by the holder at the Effective Time.

                  (vi) A stockholder of EBP who receives cash in lieu of a fractional share of First Financial Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (as described in clause (iv) above) and the amount of cash received. Such gain or loss will be capital gain or loss, provided that the stockholder's shares of EBP Common Stock were held as capital assets at the Effective Time.

                 If the First Data Merger is consummated, our opinion will not be altered and the federal income tax consequences described above will remain applicable.

                 This opinion is rendered solely with respect to the federal income tax consequences of the Merger specifically set forth above. We express no opinion as to the treatment of the Merger under the income or other tax laws of any foreign, state or local jurisdiction. Our opinions are based upon the present provisions of the Code, the regulations issued thereunder, current case law and published rulings of the Internal Revenue Service. The foregoing are subject to change and such changes may be given retroactive effect. In the event of such changes, our opinions may be affected.

Board of Directors
First Financial Management Corporation
Employee Benefit Plans, Inc.
October 19, 1995
Page 6



                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm and this opinion in the Proxy Statement and Prospectus included as part of the Registration Statement.


                                       Very truly yours,


                                       /s/ SUTHERLAND, ASBILL & BRENNAN